UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO

In re:                                 )  In Jointly Administered
                                       )  Chapter 11 Proceedings
PHAR-MOR, INC., et al,                 )
                                       )  Case No. 01-44007 through 01-44015
          Debtors.                     )
                                       )  WILLIAM T. BODOH,
                                       )  U. S. Bankruptcy Judge




        FIRST AMENDED JOINT PLAN OF LIQUIDATION OF PHAR-MOR, INC., ET AL
          TOGETHER WITH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS,
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                             DATED JANUARY 23, 2003


                                              Counsel for the Official Committee
Counsel for the Debtors:                      of Unsecured Creditors:

Michael A. Gallo, Esq.                        Brett H. Miller, Esq.
Timothy M. Reardon, Esq.                      Otterbourg, Steindler, Houston
Nadler Nadler & Burdman Co., LPA              & Rosen, P.C.
20 Federal Plaza West, Suite 600              230 Park Avenue
Youngstown, Ohio 44503                        New York, New York 10169-0075
(330) 744-0247                                (212) 661-9100

         and                                               and

Mark B. Joachim, Esq.                          Joseph F. Hutchinson, Jr., Esq.
Morrison & Foerster LLP                        Brouse McDowell
1290 Avenue of the Americas                    1000 Lakeside Avenue
New York, New York 10104-0050                  Suite 1600
(212) 468-8000                                 Cleveland, Ohio 44114
                                               (216) 830-6830

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                                                 TABLE OF CONTENTS

                                                                        Page No.


ARTICLE I. DEFINITIONS AND INTERPRETATION......................................2
         1.1      Definitions..................................................2
         1.2      Other Terms.................................................12
         1.3      Construction of Certain Terms...............................13

ARTICLE II.  SUBSTANTIVE CONSOLIDATION........................................13
         2.1      Substantive Consolidation...................................13

ARTICLE III.  TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS
         AND PRIORITY TAX CLAIMS..............................................14
         3.1      Administrative Expense Claims...............................14
         3.2      Priority Tax Claims.........................................14
         3.3      Bar Date for Unclassified Claims............................15

ARTICLE IV.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS....................15

ARTICLE V.  TREATMENT OF CLAIMS AND EQUITY INTERESTS..........................16
         5.1      Class 1 - Other Priority Claims.............................16
         5.2      Class 2 - Secured Claims....................................16
         5.3      Class 3 - Convenience Claims................................17
         5.4      Class 4 - Phar-Mor I Priority Tax and LLC Claims............18
         5.5      Class 5 - General Unsecured Claims..........................19
         5.6      Class 6 - Equity Interests..................................21

ARTICLE VI.  ACCEPTANCE OR REJECTION OF THIS PLAN.............................21
         6.1      Voting of Claims............................................21
         6.2      Acceptance by a Class of Creditors..........................22
         6.3      Presumed Acceptance of Plan.................................22
         6.4      Presumed Rejections of Plan and Cram Down...................22

ARTICLE VII.  MEANS FOR IMPLEMENTATION AND EXECUTION
         OF THIS PLAN.........................................................23
         7.1      Continuing Existence........................................23
         7.2      Funding for this Plan.......................................25
         7.3      Liquidation of Assets.......................................25
         7.4      Accounts....................................................25
         7.5      Investment of Cash on Hand..................................25
         7.6      Phar-Mor I Separate Account.................................26
         7.7      Closing of the Chapter 11 Cases.............................26

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ARTICLE VIII.  PROVISIONS GOVERNING DISTRIBUTIONS.............................27
         8.1      Distributions...............................................27
         8.2      Distributions of Cash.......................................31
         8.3      Delivery of Distributions and Undeliverable Distributions...31
         8.4      Withholding and Reporting Requirements......................33
         8.5      Time Bar to Cash Payments...................................33
         8.6      Setoffs.....................................................33
         8.7      Professional Fees and Expenses..............................34
         8.8      Transactions on Business Days...............................34
         8.9      Minimum Distributions.......................................35

ARTICLE IX.  PROCEDURES FOR RESOLVING AND TREATING
         DISPUTED CLAIMS......................................................35
         9.1      No Distribution Pending Allowance...........................35
         9.2      Resolution of Disputed Claims...............................35
         9.3      Estimation..................................................37
         9.4      Reserve Accounts for Disputed Claims........................38
         9.5      Investment of Disputed Claims Reserve.......................38
         9.6      Allowance of Disputed Claims................................39
         9.7      Release of Funds from Disputed Claims Reserve or
                  Liquidation Reserve.........................................39

ARTICLE X.  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES...............................................................40
         10.1     Executory Contracts and Unexpired Leases....................40
         10.2     Approval of Rejection of Executory Contracts and Unexpired
                  Leases......................................................40
         10.3 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to This
                  Plan........................................................40
         10.4     Retiree Benefits............................................40

ARTICLE XI.  EFFECTIVENESS OF THIS PLAN.......................................41
         11.1     Conditions to the Effective Date............................41
         11.2     Waiver of Conditions........................................42

ARTICLE XII.  EFFECT OF CONFIRMATION..........................................42
         12.1     Release of Assets...........................................42
         12.2     Binding Effect..............................................42
         12.3     Term of Injunctions or Stays................................42
         12.4     Rights of Action............................................43
         12.5     Injunction..................................................43

ARTICLE XIII.  RETENTION OF JURISDICTION......................................44
         13.1     Jurisdiction of Bankruptcy Court............................44

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ARTICLE XIV.  MISCELLANEOUS PROVISIONS .......................................45
         14.1     Deletion of Classes and Subclasses..........................45
         14.2     Addition of Classes and Subclasses..........................46
         14.3     Post-Effective Date Committee; Dissolution of the Committee.46
         14.4     Effectuating Documents and Further Transactions.............47
         14.5     Exemption from Transfer Taxes...............................47
         14.6     Exculpation.................................................48
         14.7     Request for Expedited Determination of Taxes................48
         14.8     Post-Confirmation Date Fees and Expenses of Professionals...49
         14.9     Payment of Statutory Fees...................................49
         14.10    Post-Confirmation Date Reporting............................49
         14.11    Modification of Plan........................................50
         14.12    Withdrawal or Revocation....................................50
         14.13    Courts of Competent Jurisdiction............................50
         14.14    Notices.....................................................51
         14.15    Severability................................................52
         14.16    Governing Law...............................................52
         14.17    Headings....................................................53
         14.18    Exhibits....................................................53











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


                         UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO


In re:                                 )  In Jointly Administered
                                       )  Chapter 11 Proceedings
PHAR-MOR, INC., et al,                 )
                                       )  Case No. 01-44007 through 01-44015
          Debtors.                     )
                                       )  WILLIAM T. BODOH,
                                       )  U. S. Bankruptcy Judge



        FIRST AMENDED JOINT PLAN OF LIQUIDATION OF PHAR-MOR, INC., ET AL
          TOGETHER WITH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS,
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     Phar-Mor, Inc., Phar-Mor, Inc. LLC, Phar-Mor of Delaware, Inc., Phar-Mor of Florida, Inc., Phar-Mor of Ohio, Inc., Phar-Mor of Virginia, Inc., Phar-Mor of Wisconsin, Inc., Pharmhouse Corp. and RX Realty Corp., debtors and debtors in possession (each a "Debtor" and collectively, the "Debtors"), together with the statutory committee of unsecured creditors appointed in the Debtors' Chapter 11 Cases, propose the following chapter 11 plan of liquidation pursuant to section 1121(a) of the Bankruptcy Code ("Plan").
     This Plan provides for the liquidation and conversion of all of the Debtors' respective assets to cash and the distribution of the net proceeds realized therefrom to their respective creditors in accordance with the priorities established by the Bankruptcy Code. This Plan is a joint plan of liquidation and provides that the Debtors' Chapter 11 Cases will be substantively consolidated. Accordingly, except as expressly provided for herein, all of the provisions of this Plan, including without limitation, the definitions, distributions to creditors, and establishment of reserves, shall apply to the assets and claims of the consolidated Debtors' Estates.

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                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION
     1.1 Definitions. As used in this Plan, and unless the context otherwise requires, the following terms shall have the respective meanings specified below:
     (a) Administrative Expense Claim means any Claim under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the assets of the Debtor(s) in Possession, any actual and necessary expenses of operating the businesses of the Debtor(s) in Possession, all compensation and reimbursement of expenses allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, and any fees and charges assessed against the Debtor(s) in Possession under section 1930 of chapter 123 of title 28 of the United States Code.
     (b) Allowed means, with respect to a Claim or Equity Interest, any Claim or Equity Interest, proof of which was timely and properly filed or, if no proof of claim or proof of interest was filed, which has been or hereafter is listed by the Debtor(s) in Possession on the Schedules as liquidated in amount and not disputed or contingent and, in either case, as to which no objection to allowance has been interposed, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder. Unless otherwise specified in this Plan or by order of the Bankruptcy Court, "Allowed Claim" shall not, for purposes of computation of distributions under this Plan, include
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


interest on such Claim from and after the Commencement Date. Further, "Allowed Claim" shall not include any portion of a Claim that is a Disputed Claim.
     (c) Available Cash means all cash of the Estates to be distributed to the holders of Allowed Claims against the Estates less (i) the Liquidation Reserve and (ii) the amount of Cash deposited into the Disputed Claims Reserves, provided, however, that Available Cash shall not include collateral security or any proceeds of collateral securing any Allowed Secured Claims.
     (d) Bankruptcy Code means Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.
     (e) Bankruptcy Court means the United States District Court for the Northern District of Ohio having jurisdiction over the Chapter 11 Cases and, to the extent of the reference of the Chapter 11 Cases pursuant to 28 U.S.C. ss. 157(a), the United States Bankruptcy Court for the Northern District of Ohio.
     (f) Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, including the local rules of the Bankruptcy Court for the Northern District of Ohio.
     (g) Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in Youngstown, Ohio are required or authorized to close by law or executive order.
     (h) Cash means cash and cash equivalents.
     (i) Chapter 11 Cases means individually the voluntary case and, collectively, the voluntary cases commenced under Chapter 11 of the Bankruptcy 3

 Code by each of the Debtors, styled In re Phar-Mor, Inc., Case No. 01-44007, In re Phar-Mor, Inc. LLC, Case No. 01-44008, In re Phar-Mor of Delaware, Inc., Case No. 01- 44009, In re Phar-Mor of Florida. Inc., Case No. 01-44010, In re Phar-Mor of Ohio. Inc., Case No. 01-44011, In re Phar-Mor of Virginia. Inc., Case No. 01-44012, In re Phar-Mor of Wisconsin. Inc., Case No. 01-44013, In re Pharmhouse Corp., Case No. 01-44014 and In re RX Realty Corp., Case No. 01-44015
respectivich  are  jointly   administered  and  currently   pending  before  the
Bankruptcy Court.ely, which are jointly administered and currently pending before the Bankruptcy Court.
administered and currently pending before the Bankruptcy Court.
     (j) Claim means any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, known or unknown.
     (k) Class means any group of substantially similar Claims or Equity Interests classified by this Plan pursuant to section 1123(a)(1) of the Bankruptcy Code.
     (l) Commencement Date means September 24, 2001, the date on which the Debtors commenced the Chapter 11 Cases.
     (m) Committee means the statutory committee of general unsecured creditors appointed by the Office of the United States Trustee in these Chapter 11

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


Cases pursuant to section 1102 of the Bankruptcy Code, as the constituency of such Committee may be altered from time to time. (n) Confirmation Date means the date upon which the Bankruptcyed
     (n) Confirmation Date means the date upon which the Bankruptcy Court enters an order confirming this Plan pursuant to section 1129 of the Bankruptcy Code.
     (o) Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.
     (p) Convenience Claim means any General Unsecured Claim against any of the Debtors in the amount of $500 or less or any General Unsecured Claim against any of the Debtors in excess of $500 that is reduced to $500 by election of the holder thereof as provided on the Ballot; provided that, for purposes hereof, all such General Unsecured Claims held by an entity or by any entity and any affiliate of an entity shall be aggregated and treated as one such General Unsecured Claim; and provided further that, for purposes hereof, if all or any part of a General Unsecured Claim was or is assigned, the General Unsecured Claims held by all assignees of such General Unsecured Claim shall be treated as one such General Unsecured Claim.
     (q) Debtors means, collectively, Phar-Mor, Inc., Phar-Mor, Inc. LLC, Phar-Mor of Delaware, Inc., Phar-Mor of Florida, Inc., Phar-Mor of Ohio, Inc., Phar- Mor of Virginia, Inc., Phar-Mor of Wisconsin, Inc., Pharmhouse Corp. and RX Realty Corp.

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


     (r) Debtor(s) in Possession means individually each Debtor and, collectively, the Debtors in their capacity as debtors in possession pursuant to section 1107 of the Bankruptcy Code.
     (s) Disputed means, with respect to a Claim, (a) any such Claim proof of which was timely and properly filed and (i) which has been or hereafter is listed on each of the Schedules as unliquidated, disputed, or contingent, but only to the extent the proof of claim exceeds the scheduled or undisputed amount, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, or (ii) as to which a Debtor or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order, but only to the extent the proof of claim exceeds the scheduled or undisputed amount, and (b) any Claim as to which a proof of Claim was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was filed untimely or improperly. Prior to (x) the time that an objection has been filed and (y) the expiration of the time within which to object to such Claim set forth herein or a date otherwise established by order of the Bankruptcy Court, for purposes of this Plan, (A) a Claim shall be considered a Disputed Claim if the amount of the Claim specified in the proof of Claim exceeds the amount of the Claim scheduled by a Debtor as other than disputed, contingent or unliquidated, but only to the extent the proof of claim exceeds the scheduled or undisputed amount, or (B) in the event that a Claim is not listed on the Schedules, then the entire amount of such Claim shall be considered a

Disputed Claim. Because it is not anticipated that the holders of Allowed Equity Interests will receive any distributions on account of such Equity Interests, it is unnecessary to characterize any Equity Interest, or any portion thereof, as Disputed.it is unnecessary to characterize any Equity Interest, or any portion thereof, as Disputed.
     (t) Disputed Claims Reserve means, in the event there exists any Disputed Claim on or after the Effective Date, Cash to be set aside by the Debtors in an interest-bearing account, in amounts sufficient to pay all such Disputed Claims in accordance with the provisions of this Plan, if such Disputed Claims become Allowed Claims, and to be maintained under this Plan, as set forth more fully in
Article IX of this Plan.
     (u) Effective Date means the date to be selected by the Plan Proponents on which this Plan shall become effective, which date shall be as soon as reasonably practicable after the date on which the conditions specified in
Section 11.1 of this Plan have been satisfied or waived by the Debtors and the Committee.
     (v) Equity Interest means the interest of any holder of equity securities of Phar-Mor, Inc. represented by the issued and outstanding shares of common stock, including any existing options, warrants or rights, contractual or otherwise, to acquire such equity securities.
     (w) Estates means the Debtors' estates created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.
     (x) Final Distribution Date means the date on which a final distribution of Available Cash is made pursuant to Section 8.1(c) of this Plan. The Final Distribution Date shall be a date, as determined by the Plan Proponents,

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(i)which is after the liquidation into Cash of all assets of the Debtors (other than those assets abandoned by Debtors) and collection of other sums due or otherwise remitted or returned to the Estates, and (ii) on or after which a final distribution is made from the Disputed Claims Reserve pursuant to Section
9.7 of this Plan after final resolution of all Disputed Claims.erve pursuant to
Section 9.7 of this Plan after final resolution of all Disputed Claims.
     (y) Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for reargument or rehearing is then pending or as to which any right to appeal, petition for certiorari, or move to reargue or rehear shall have been waived in writing in form and substance satisfactory to the Plan Proponents or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been upheld by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.
     (z) General Unsecured Claim means any Claim other than a Secured Claim, Administrative Expense Claim, Priority Tax Claim or Other Priority Claim.
     (aa) Indenture means the Indenture dated September 11, 1995 (as the same has been or may be from time to time amended, modified, supplemented or restated) between Phar-Mor and the Indenture Trustee.
     (bb) Indenture Trustee means The Bank of New York.

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

     (cc) Initial Distribution Date means (i) the Effective Date or (ii) a date that is no later than thirty (30) days following the Effective Date, upon which the initial distribution of Available Cash is made to holders of Allowed Claims in accordance with Section 8.1 of this Plan.
     (dd) Liquidation Reserve means the amount of cash estimated and reserved by the Plan Proponents to be necessary to fund adequately the administration of this Plan and the respective Chapter 11 Cases on and after the Effective Date.
     (ee) Noteholder means any beneficial owner of a Note issued by Phar- Mor pursuant to the Indenture.
     (ff) Noteholder Claim means the claim of any Noteholder that is based upon or arises from Notes issued pursuant to the Indenture including principal, accrued and unaccrued interest and other charges.
     (gg) Noteholder Distribution Record Date means the date and time on which the holders of Allowed Noteholder Claims entitled to receive distributions under the Plan are determined, which shall be the Confirmation Hearing Date at 5:00 p.m. Eastern Time.
     (hh) Notes means the notes issued pursuant to the Indenture.
     (ii) OtherPriority Claims means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.
     (jj) Phar-Mor means the Debtors.

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     (kk) Phar-Mor I Cases means individually the voluntary case and, collectively, the voluntary cases commenced under chapter 11 of the Bankruptcy Code by each of the Debtors on August 17, 1992 styled In re Phar-Mor, Inc., Case No. 92-41599, In re Tamco Distributors Company, Case No. 92-41600, In re Phar-Mor of California, Inc., Case No. 92-41601, In re Phar-Mor of Delaware, Inc., Case No. 92- 41602, In re Phar-Mor of Florida, Inc., Case No. 92-41603, In re Phar-Mor of Michigan, Inc., Case No. 92-41604, In re Phar-Mor of Milwaukee, Inc., Case No. 92-41605, In re Phar-Mor of Nevada, Inc., Case No. 92-41606, In re Phar-Mor of Ohio, Inc., Case No. 92-41607, In re Phar-Mor of Texas, Inc., Case No. 92-41608, In re Phar-Mor of Virginia, Inc., Case No. 92-41609, In re Phar-Mor of Wisconsin, Inc., Case No. 92- 41610, In re Phar-Mor Real Estate, Inc., Case No. 92-41611, In re PM Investments, Inc., Case No. 92-41612, In re PM Real Estate Holdings, Inc., Case No. 92-41613, and In re Wisconsin Beverage Company, Inc., Case No. 92-41614, respectively, which were confirmed on August 29, 1995 by the Bankruptcy Court.
     (ll) Phar-Mor I Plan Modification Order means the Order entered by the Bankruptcy Court on June 11, 2001 in the Phar-Mor I Cases captioned Order Approving Motion of the Official Committee of Unsecured Creditors to Remedy an Omission in the Debtors' Joint Plan of Reorganization.
     (mm) Phar-Mor I Priority Tax and LLC Claims means those claims entitled to allowance as a Priority Tax Claim pursuant to the confirmation order entered in the Phar-Mor I Cases and the obligation established with respect to the so-called Unsecured/Equity Litigation LLC in the Phar-Mor I Plan Modification Order.

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

     (nn) Phar-Mor I Separate Account means the separate account into which all funds received by the Debtors pursuant to the Phar-Mor I Plan Modification Order are deposited as supplemented by the Debtors' funds in an amount to be required to satisfy the Debtors' obligation pursuant to the Phar-Mor I Plan Modification Order.
     (oo) Plan means this joint chapter 11 plan (including all exhibits annexed hereto), either in its present form or as it may be altered, amended or modified from time to time.
     (pp) Plan Proponents mean the Debtors in Possession and the Committee. (qq) Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
     (rr) Pro Rata Share means the proportion that the amount of any Claim bears to the aggregate amount of such Claim and all other Claims in the same Class entitled to distributions from the same source of Cash, including Disputed Claims.
     (ss) Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by each of the Debtors on November 21, 2001, as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.

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


     (tt) Secured Claim means a Claim held by any entity to the extent of the value, as set forth in this Plan, as agreed to by the holder of such Claim, the Debtors and the Committee, or as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, of any interest in property of the Estates securing such Claim; provided, however, that a Secured Claim shall not include any portion of the Claim that exceeds the value of the interest in property of the Estates securing such Claim.
     (uu) Subsequent Distribution means any distribution of Available Cash made to the holders of Allowed Claims on a Subsequent Distribution Date in accordance with Section 8.1 of this Plan.
     (vv) Subsequent Distribution Date means any date commencing with the ninetieth (90th) day following the Initial Distribution Date and approximately every ninety (90) days thereafter, and prior to the Final Distribution Date, on which a distribution of Available Cash is made to holders of Allowed Claims in accordance with Section 8.1 of this Plan.
     (ww) Tort Claims means any Claim relating to personal injury, property damage, or products liability, general tort claims, or other similar Claims asserted against the Debtors that have not previously been compromised and settled or otherwise resolved.
     1.2 Other Terms. A term used in this Plan that is not defined shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

     1.3 Construction of Certain Terms.
     (a) The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained in this Plan.
     (b) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.
                                   ARTICLE II.
                            SUBSTANTIVE CONSOLIDATION
     2.1 Substantive Consolidation. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. On and after the Effective Date, (i) all assets and liabilities of the Debtors shall be deemed merged so that all of the assets of the Debtors shall be available to pay all of the liabilities as if it were one company, (ii) no distributions shall be made under the Plan on account of intercompany claims among the Debtors, (iii) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any Claim against any Debtors and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and (iv) each and every Claim filed or to be filed in the Chapter 11 Cases of any of the Debtors shall be deemed filed against the consolidated Debtors, al be deemed one Claim against and obligation of the consolidated Debtors.nd shall be deemed one Claim against and obligation of the consolidated Debtors.
                                  ARTICLE III.
                   TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS
                             AND PRIORITY TAX CLAIMS

         3.1 Administrative Expense Claims. Except to the extent that the Plan Proponents and the holder of an Allowed Administrative Expense Claim agree to a different treatment, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash from Available Cash in an amount equal to such Allowed Administrative Expense Claim on the later of (i) the Initial Distribution Date and (ii) the fifteenth Business Day of the first month following the month in which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon after such dates as is practicable; provided, however, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business of the Debtors as Debtors in Possession shall be paid in full and performed by the Debtors in accordance with the terms and conditions of the particular transactions and any applicable agreements.
         3.2 Priority Tax Claims. Except to the extent that the Plan Proponents and the holder of an Allowed Priority Tax Claim against the Debtors agree to a different treatment, the Debtors shall pay to each holder of an Allowed Priority Tax Claim Cash from Available Cash in an amount equal to such Allowed Priority Tax Claim on the later of (i) the Initial Distribution Date and (ii) the fifteenth Business Day of the first month following the month in which such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon after such dates as is practicable.
         3.3 Bar Date for Unclassified Claims. All unclassified Claims arising on or before the Effective Date, other than Administrative Expense Claims of professional persons employed in the Chapter 11 Cases and Claims for fees by the Office of the United States Trustee, but expressly including the unclassified Claims of governmental units (as that term is defined by section 101(27) of the Bankruptcy Code), shall be filed within thirty-five (35) days after the Confirmation Date.
                                   ARTICLE IV.
                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
         Claims, other than Administrative Expense Claims and Priority Tax
Claims, are classified for all purposes, including voting, confirmation, and distribution pursuant to this Plan, as follows:
         Class 1 - Other Priority Claims:  Class 1 consists of all Allowed Other
                                           Priority Claims against the Debtors.

         Class 2 - Secured  Claims:        Class 2 consists of the Allowed
                                           Secured Claims against the Debtors.

         Class 3 - Convenience Claims:     Class 3 consists of all Allowed
                                           Convenience Claims against the
                                           Debtors.

         Class 4 - Phar-Mor I Priority     Class 4 consists of the Claims
         Tax and LLC Claims:               entitled to allowance as Priority Tax
                                           Claims in the Phar-Mor I Cases and
                                           the Claims established by the
                                           so-called Unsecured/Equity
                                           Litigation LLC arising from the
                                           Phar-Mor I Plan Modification Order.

      Class 5 - General Unsecured Claims:  Class 5 consists of all Allowed
                                           General Unsecured Claims against the
                                           Debtors.

      Class 6 - Equity Interests:          Class 6 consists of all Allowed
                                           Equity Interests.

                                   ARTICLE V.

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

         5.1      Class 1 - Other Priority Claims.

                  (a) Impairment and Voting. Class 1 is unimpaired by this Plan. Each holder of an Allowed Claim in Class 1 is not entitled to vote to accept or reject this Plan.
                  (b) Distributions to Class 1. Each holder of an Allowed Claim in Class 1 shall be entitled to receive Cash from Available Cash in an amount equal to such Allowed Claim on the later of (i) the Initial Distribution Date and (ii) the fifteenth Business Day of the first month following the month in which such Claim becomes an Allowed Claim, or as soon after such dates as is practicable.
         5.2      Class 2 - Secured Claims.
                  (a) Impairment and Voting. Class 2 is impaired by this Plan. Each holder of an Allowed Secured Claim in Class 2 is entitled to vote to accept or reject this Plan.
                  (b) Distributions to Class 2. At the Debtors' option (in consultation with the Committee), each holder of an Allowed Secured Claim in Class 2 shall be entitled to receive (a) the collateral securing such Allowed Secured Claim, (b) Cash in an amount equal to the proceeds actually realized from the sale, pursuant to section

363(b) of the Bankruptcy Code, of any collateral securing such Allowed Secured Claim, less the actual costs and expenses of disposing of such collateral, or
(c) such other treatment as may be agreed upon by the Debtors (in consultation with the Committee) and the holder of an Allowed Secured Claim in Class 2, on the later of (i) the Initial Distribution Date and (ii) the fifteenth Business Day of the first month following the month in which such Secured Claim becomes an Allowed Secured Claim, or as soon after such dates as is practicable.
                  (c) Retention of Liens. Except as otherwise provided by order of the Bankruptcy Court, under section 363(f) of the Bankruptcy Code, the holder of an Allowed Secured Claim in Class 2 shall retain the lien securing such Claim as of the Confirmation Date until distributions have been made to such holder as provided in Section 5.2 of this Plan.
         5.3      Class 3 - Convenience Claims.
                  (a) Impairment and Voting. Class 3 is unimpaired by this Plan. Each holder of an Allowed Convenience Claim in Class 3 is not entitled to vote to accept or reject this Plan.
                  (b) Distributions to Class 3. Each holder of an Allowed Convenience Claim in Class 3 shall be entitled to receive, in full and complete satisfaction of said Allowed Convenience Claim, Cash from Available Cash in an amount equal to the lesser of the face amount of such Allowed Convenience Claim or $500 on the later of (i) the Initial Distribution Date and (ii) the fifteenth Business Day of the first month following the month in which such Claim becomes an Allowed Convenience Claim, or as soon after such dates as is practicable. Holders of Class 3 Convenience Claims with a face dollar amount less than $500.01 shall be deemed to have accepted treatment as a Class 3 Convenience Creditor.
                  (c) Time and Manner of Election. Any holder of an Allowed General Unsecured Claim (or Claims) in excess of $500.00 that desires treatment of such Claim (or Claims) as a Convenience Claim shall make an irrevocable election to reduce its Claim (or aggregate Claims) to $500.00 on the Ballot provided to holders of General Unsecured Claims and return such Ballot on or prior to the voting deadline set forth in the Disclosure Statement. Any election made after the voting deadline shall not be binding on the Debtors unless the voting deadline is expressly waived in writing by the Debtors.
         5.4      Class 4 - Phar-Mor I Priority Tax and LLC Claims.
                  (a) Impairment and Voting. Class 4 is unimpaired by this Plan. Each holder of a Phar-Mor I Priority Tax and LLC Claim in Class 4 is not entitled to vote to accept or reject this Plan.
                  (b) Distributions to Class 4. Each holder of a remaining Phar-Mor I Priority Tax and LLC Claim shall be treated in the same manner and afforded the same priority of distribution as determined in the Phar-Mor I Cases. Each holder of a remaining Phar-Mor I Priority Tax and LLC Claim shall receive the distribution proposed under the plan of reorganization confirmed in the Phar-Mor I Cases on August 29, 1995, as modified by Phar-Mor I Plan Modification Order.

         5.5      Class 5 - General Unsecured Claims.
                  (a) Impairment and Voting. Class 5 is impaired by this Plan. Each holder of an Allowed General Unsecured Claim in Class 5 is entitled to vote to accept or reject this Plan.
                  (b) Distributions to Class 5. After satisfaction in full or funds are deposited into the Disputed Claims Reserve to fully satisfy all Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Claims in Classes 1 through 4, and unless otherwise agreed to by the Plan Proponents and the holder of an Allowed General Unsecured Claim in Class 5, each holder of an Allowed Claim in Class 5 shall be entitled to receive its Pro Rata Share of Available Cash (not to exceed the amount of its Allowed General Unsecured Claim) on the later of (i) the Initial Distribution Date and (ii) the fifteenth Business Day of the first month following the month in which such General Unsecured Claim becomes an Allowed General Unsecured Claim, or as soon after such dates as is practicable (the "Payment Date"). If, after the Initial Distribution Date, any Cash is available from, among other things, the liquidation of assets of the Estates, the prosecution and enforcement of causes of action of the Debtors, the release of funds from the Disputed Claims Reserve, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims pursuant to Sections 8.3 or 8.5 of this Plan and, in any such case, becomes Available Cash, each holder of an Allowed General Unsecured Claim in Class 5 will be paid on a Subsequent Distribution Date, if any, and the Final Distribution Date its Pro Rata Share of Available Cash in accordance with
Section 8.1 of this Plan, provided that the aggregate distributions received pursuant to this Plan do not exceed the amount of the Allowed General Unsecured Claim.
                  (c) Tort Claims. All Tort Claims are Disputed Claims. At the Debtors' option (in consultation with the Committee), any unliquidated Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. Notwithstanding the foregoing, at all times prior to or after the Effective Date, the Bankruptcy Court shall retain jurisdiction relating to Tort Claims, including the Debtors' right to have such claims determined and liquidated in the Bankruptcy Court. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section 5.5(c) of this Plan and applicable non-bankruptcy law which is no longer appealable or subject to review shall be deemed an Allowed General Unsecured Claim in Class 5 against the Debtors in such liquidated amount subject, however, to the limitation of the Debtors' self- insured retention or deductible in connection with their applicable casualty insurance policies. Nothing contained in this Section 5.5(c) shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors may have against any person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b)(5) of title 28 of the United States Code. This entire Section 5.5(c) is subject to the Debtors' right to elect to follow the procedures provided for in
Section 9.2 of this Plan.

         5.6      Class 6 - Equity Interests.
                  (a) Impairment and Voting. Class 6 is impaired by this Plan. For purposes of this Plan, each holder of an Allowed Equity Interest in Class 6 is conclusively presumed to have rejected this Plan as holders of an Allowed Equity Interest in Class 6 and are not entitled to vote to accept or reject this Plan.
                  (b) Distributions to Class 6. Because the value of the Debtors' assets is less then the total value of its debts and liabilities, it is not anticipated that the holders of Allowed Equity Interests in Class 6 will receive any distributions on account of such Equity Interests. The Plan Proponents will request that the Bankruptcy Court make a finding that the Equity Interests have no value for purposes of the "best interest" test under section 1129(a)(7) of the Bankruptcy Code. On the date the Debtors are dissolved in accordance with Section 7.1(c) of this Plan, the common stock certificates and other instruments evidencing Equity Interests in the Debtors shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule, and the Equity Interests in the Debtors evidenced thereby shall be extinguished. Allowed Equity Interests in Class 6 will be paid on a Subsequent Distribution Date, if any, and the Final Distribution Date its Pro Rata Share of Available Cash, if any, in accordance with Section 8.1 of this Plan.
                                   ARTICLE VI.
                      ACCEPTANCE OR REJECTION OF THIS PLAN
     6.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims shall be entitled to vote to accept or reject this Plan as provided for in the order entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan (a copy of which was distributed together with the Disclosure Statement). For purposes of calculating the number of Allowed Claims in a Class of Claims that have voted to accept or reject this Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder) shall be aggregated and treated as one Allowed Claim in such Class.
         6.2 Acceptance by a Class of Creditors. Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, a Class of creditors shall have accepted this Plan if it is accepted by at least two- thirds in dollar amount and more than one-half in number of the holders of Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.
         6.3 Presumed Acceptance of Plan. Class 1 is unimpaired under the Plan and, therefore, is conclusively presumed to accept this Plan.
         6.4 Presumed Rejections of Plan and Cram Down. For purposes of voting on this Plan, each holder of an Allowed Equity Interest in Class 6 is conclusively presumed to have rejected this Plan. The Debtors shall utilize the provisions of section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of this Plan over the presumed rejections of such Class or the rejection, if any, of any other Class entitled to vote to accept or reject this Plan.

                                  ARTICLE VII.
               MEANS FOR IMPLEMENTATION AND EXECUTION OF THIS PLAN
         7.1      Continuing Existence.
                  (a) From and after the Confirmation Date, the Debtors shall continue in existence (and shall consult with the Committee as specifically provided for in this Plan) for the purpose of (i) winding up their affairs, as expeditiously as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, of any remaining assets of their Estates, as expeditiously as reasonably possible, (iii) enforcing and prosecuting of claims, interests, rights and privileges of the Debtors, including, without limitation, the prosecution of avoidance actions in conjunction with the marshaling of the Debtors' assets as agreed upon by the Plan Proponents, (iv) resolving Disputed Claims, (v) administering this Plan, and (vi) filing appropriate tax returns.
                  (b) On the Effective Date, the then current officers and directors of each of the Debtors (with the exception of John R. Ficarro, the Debtors' Chief Administrative Officer, and Martin S. Seekely, the Debtors' Chief Financial Officer, collectively, the "Post-Effective Date Management") shall be terminated from all of their respective duties and responsibilities in their capacities as offices and directors of each of the Debtors. From and after the Effective Date, the Post-Effective Date Management shall be appointed the directors of each of the Debtors (and all bylaws, articles or certificates of incorporation, and related corporate documents are deemed amended by this Plan to permit and authorize such appointment) and shall serve in such capacity through the earlier of the date Phar-Mor, Inc. is dissolved in accordance with Section 7.1 of this Plan and the date such director resigns, is terminated or otherwise unable to serve; provided, however, that, in the event that a member of the Post-Effective Date Management resigns, is terminated or unable to serve as a director, then the Debtors and the Committee jointly shall have the right to select a successor who may be appointed a director of Phar-Mor, Inc. and shall serve in such capacity until Phar-Mor, Inc. is dissolved in accordance with Section 7.1 of this Plan. The Post-Effective Date Management shall serve in their respective capacities on the same terms, conditions and rights they are presently entitled to, including compensation in accordance with the Debtors' Bankruptcy Court approved employee retention plan. After the Effective Date, the Post-Effective Date Management may be terminated "for cause" (including fraud, negligence or misconduct) by the Debtors and the Committee jointly in which event the Debtors and the Committee jointly shall have the right to select a suitable successor.
                  (c) Upon the distribution of all assets of the Estates pursuant to this Plan and the filing by or on behalf of the Debtors of a certification to that effect with the Bankruptcy Court, the Debtors shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each of the Debtors or payments to be made in connection therewith; provided, however, that Phar-Mor, Inc. shall file with the Office of the Secretary of State for the State of Pennsylvania a certificate of dissolution on behalf of all of the consolidated Debtors. From and after the Effective Date, the Debtors shall not be required to file any document, or take any other action, to withdraw their business operations from any states in which the Debtors previously conducted their business operations.
         7.2 Funding for this Plan. This Plan shall be funded by (i) Available Cash on the Effective Date and (ii) funds available after the Effective Date from, among other things, the liquidation of the Debtors' remaining assets, the prosecution and enforcement of causes of action of the Debtors, and any release of funds from the Disputed Claims Reserve or the Liquidation Reserve after the Effective Date.
         7.3 Liquidation of Assets. On and after the Confirmation Date, and subject to the Effective Date, the Debtors may, without further approval of the Bankruptcy Court, use, sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any of the Debtors' remaining assets for the purpose of liquidating and converting such assets to cash, making distributions and fully consummating this Plan; provided, however, that the Debtors shall provide five (5) business days prior written notice to the Committee of any such use, sale, assignment, transfer, or other disposal of the Debtors' assets.
         7.4 Accounts. The Debtors may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of this Plan consistent with section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court.
         7.5 Investment of Cash on Hand. The Plan Proponents shall be permitted, from time to time, in their discretion to invest all or a portion of the Cash on hand in United States Treasury Bills, interest-bearing certificates of deposit, tax exempt securities or investments permitted by section 345 of the Bankruptcy Code or otherwise authorized by the Bankruptcy Court, using prudent efforts to enhance the rates of interest earned on such Cash without inordinate credit risk or interest rate risk.
         7.6 Phar-Mor I Separate Account. The Debtors have received and/or will be receiving, pursuant to the Phar-Mor I Plan Modification Order, funds with respect to dormant claims in the Phar-Mor I Cases ("Phar-Mor I Dormant Claims"). The Debtors shall segregate such funds from their other funds and deposit them into the Phar-Mor I Separate Account. If a holder of a Phar-Mor I Dormant Claim restores such claim to active status, or if a claim becomes a subsequently allowed claim, the Debtors shall distribute to such creditor from the Phar-Mor I Separate Account the amount which such creditor is entitled pursuant to Section
5.4 of this Plan. The Debtors shall supplement the Phar-Mor I Separate Account with funds sufficient to fully satisfy their obligations thereunder. At the time of the closing of the Estates, all funds remaining in the Phar-Mor I Separate Account shall become Available Funds.
         7.7 Closing of the Chapter 11 Cases. When all Disputed Claims filed against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all remaining assets of the Debtors have been liquidated and converted into Cash (other than those assets abandoned by the Debtors), and such Cash has been distributed in accordance with this Plan, or at such earlier time as the Debtors deems appropriate, the Debtors shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                                  ARTICLE VIII.
                       PROVISIONS GOVERNING DISTRIBUTIONS
         8.1      Distributions.
                  (a) Initial Distribution Date Payments. On the Initial Distribution Date, the Debtors shall remit all Available Cash to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims (Class 1), Allowed Claims in Classes 3, 4 and 5 and/or remit the proceeds of collateral, or deliver the collateral to the holders of Allowed Claims in Class 2 pursuant to Article V of this Plan. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim, and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim). All payments shall be made in accordance with the priorities established by the Bankruptcy Code.
     (i) The Debtors shall pay, or cause to be paid, to the Indenture Trustee, on behalf of the holders of Allowed Noteholder Claims as of the Noteholder Distribution Record Date, for distribution among such holders on a Pro Rata basis, to be applied in accordance with the Indenture, the principal amount of the Allowed Noteholder Claims the Pro Rata Share of Available Cash; and
     (ii) The Debtors shall pay the reasonable fees and expenses (including legal fees and expenses) of the Indenture Trustee incurred under the Indenture and in connection with the Chapter 11 cases. In the event of a dispute with respect to such fees or expenses, the Bankruptcy Court shall determine the amount and allowance of same. The Indenture Trustee shall maintain its continuing charging lien against any and all distributions payable to the holders of Noteholder Claims to the extent that the Indenture Trustee has not received payment for fees, costs and expenses incurred in the performance of any function associated with the pre-petition indenture or the Plan; and
     (iii) Full and Complete Satisfaction. The distributions to the Indenture Trustee under this Section 8.1 shall be in full and complete satisfaction of the Noteholder Claims. Without limiting the foregoing, any and all further Claims for any amounts allegedly owing under the Notes and the Indenture shall be discharged to the fullest extent permitted under section 1141 of the Bankruptcy Code and the Notes and Indenture shall be cancelled and all obligations thereunder shall be deemed likewise discharged, and the Indenture Trustee shall be discharged of all duties under the Indenture. On the Effective Date, the Noteholders shall be deemed to have forever released and discharged the Indenture Trustee under the Indenture.
     (iv) All distributions under the Plan to the holders of Allowed Claims or Equity Interests governed by an indenture shall be made in accordance with the provisions of the applicable indenture.
     (v) Surrender of Instruments, Securities, and Other Documentation. Following the Effective Date, the Noteholders will receive from the Indenture Trustee or agents specific instructions regarding the time and manner in which the instruments relating to such Claims are to be surrendered.

     (b) Subsequent Distribution Date Payments. Unless otherwise provided in this Plan, to the extent Available Cash is available subsequent to the Initial Distribution Date from, among other things, (i) the liquidation and conversion to Cash of the Debtors' assets, (ii) the prosecution and enforcement of causes of action (including the Debtors' avoidance actions as provided for herein),
(iii) the release of funds from the Disputed Claims Reserve or Liquidation Reserve in accordance with Section 9.7 of this Plan, or (iv) the return of unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims or Equity Interests pursuant to Sections 8.3 or 8.5 of this Plan, the Debtors shall, on a Subsequent Distribution Date, distribute such Available Cash to the holders of Claims and Equity Interests entitled thereto that were Allowed on the Effective Date or subsequently have become Allowed on or before the Subsequent Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims or Equity Interests equal to the distributions that such holders would have received in respect of such Allowed Claims on the Initial Distribution Date if
(x) such Available Cash had been available for distribution on the Initial Distribution Date, (y) such Allowed Claims and Equity Interests had been Allowed on the Effective Date in the amounts in which they are Allowed on the Subsequent Distribution Date, and (z) Claims, Equity Interests or portions thereof that have become disallowed subsequent to the Effective Date and on or before the Subsequent Distribution Date had been disallowed on the Effective Date; provided, however, except as may otherwise be reasonably requested by the Committee, (i) that, in no event shall the Debtors be obligated to make such a distribution to the holders of Allowed Claims in Class 5, if the amount of Available Cash then on hand is $1,000,000 or less or such distribution of Available Cash would result in less than a one percent (1.0%) distribution to any holder of an Allowed Claim entitled thereto; and provided further, however, that in no event shall the foregoing impair the right of the Debtors (with the consent of the Committee not to be unreasonably withheld) under Section 9.7 of this Plan to use excess funds in the Disputed Claims Reserve to satisfy the costs of administering and fully consummating this Plan.
     (c) Distributions on the Final Distribution Date. Unless otherwise provided in this Plan, to the extent Available Cash is available following the Initial Distribution Date and Subsequent Distribution Date, if any, from, among other things, (i) the liquidation and conversion to Cash of the Debtors' assets, (ii) the prosecution and enforcement of causes of action (including the Debtors' avoidance actions as provided for herein), (iii) the release of funds from the Disputed Claims Reserve or Liquidation Reserve in accordance with Section 9.7 of this Plan, or (iv) the return of unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims or Equity Interests pursuant to Sections 8.3, 8.5 or 8.9 of this Plan, the Debtors shall, on the Final Distribution Date, distribute such Available Cash to the holders of Claims and Equity Interests entitled thereto that were Allowed on the Effective Date or subsequently have become Allowed on or before the Final Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims or Equity Interests equal to the distributions that such holders would have received in respect of such Allowed Claims on the Initial Distribution Date if (x) such Available Cash had been available for distribution on the Initial Distribution Date, (y) such Allowed Claims and Equity Interests had been Allowed on the Effective Date in the amounts in which they are Allowed on the Final Distribution Date, and (z) Claims, Equity Interests or portions thereof that have become disallowed subsequent to the Effective Date and on or before the Final Distribution Date had been disallowed on the Effective Date; provided, however, that in no event shall the Debtors be obligated to make such a distribution if, in the discretion of the Plan Proponents, there is insufficient Available Cash to make a cost- efficient distribution, taking into account the size of the distribution to be made and the number of recipients of such distribution in which event such funds shall, in the Plan Proponents' discretion, be donated to a reputable charitable organization; and provided further, however, that in no event shall the foregoing impair the right of the Debtors (with the consent of the Committee not to be unreasonably withheld) under Section 9.7 of this Plan to use excess funds to satisfy the costs of administering and fully consummating this Plan.
     8.2 Distributions of Cash. At the Debtors' option, any Cash payment to be made by the Debtors pursuant to this Plan may be made by check drawn on a domestic bank or by wire transfer.
     8.3 Delivery of Distributions and Undeliverable Distributions. Distributions to holders of Allowed Claims and Equity Interests shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy

Court unless superseded by the address as set forth on the proofs of claim and Equity Interests filed by such holders or other writing notifying the Debtors of a change of address. Each holder of multiple Claims against the Debtors shall receive a single check per distribution encompassing payment for all Claims Allowed as of the date of such distribution. Each check shall be accompanied by remittance advice setting forth the Claims to which such distribution relates and the percentage of each Claim paid. If any holder's distribution is returned as undeliverable, notice shall be given to the Committee and no further distributions to such holder shall be made unless and until the Debtors are notified of such holder's then current address, at which time all missed distributions shall be made to such holder, without interest. All claims for undeliverable distributions shall be made on or before the earlier of (i) with respect to the initial distributions made on the Initial Distribution Date, one hundred and twenty (120) days after the date such undeliverable distribution was initially made, (ii) with respect to the distributions made on a Subsequent Distribution Date, sixty (60) days after the date such undeliverable distribution was initially made, or (iii) with respect to any distribution, the thirtieth (30th) day prior to the Final Distribution Date. After such date (as applicable), all unclaimed property shall, in the Debtors' discretion (with the consent of the Committee which shall not be unreasonably withheld), be used to satisfy the costs of administering and fully consummating this Plan or become Available Cash for distribution in accordance with this Plan, and the holder of any such Claim shall not be entitled to any other or further distribution under this Plan on account of such Claim.

         8.4 Withholding and Reporting Requirements. In connection with this Plan and all instruments issued in connection therewith and distributed thereon, the Debtors shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under this Plan shall be subject to any such withholding or reporting requirements.
         8.5 Time Bar to Cash Payments. Checks issued by the Debtors in respect of Allowed Claims or Equity Interests shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Debtors by the holder of the Allowed Claim to whom such check originally was issued. Any claim in respect of such a voided check shall be made on or before the earlier of (i) thirty (30) days after the expiration of the sixty (60) day period following the date of issuance of such check, and (ii) the thirtieth (30th) day prior to the Final Distribution Date. After such date, all funds held on account of such voided check shall, in the discretion of the Debtors (with the consent of the Committee which shall not be unreasonably withheld), be used to satisfy the costs of administering and fully consummating this Plan or become Available Cash for distribution in accordance with this Plan, and the holder of any such Claim or Equity Interest shall not be entitled to any other or further distribution under this Plan on account of such Claim or Equity Interest.
         8.6 Setoffs. The Debtors may, in accordance with the provisions of this Plan, the Bankruptcy Code and Bankruptcy Rules, and applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, the claims, rights and causes of action of any nature that the Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Debtors in Possession of any such claims, rights and causes of action that the Debtors or the Debtors in Possession may possess against such holder.
         8.7 Professional Fees and Expenses. Each professional person or firm retained with approval by order of the Bankruptcy Court or requesting compensation in the Chapter 11 Cases pursuant to sections 330 or 503(b) of the Bankruptcy Code shall be required to file an application for an allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases incurred through the Confirmation Date on or before a date to be set by the Bankruptcy Court in the Confirmation Order. Objections to any such application shall be filed on or before a date to be set by the Bankruptcy Court in the Confirmation Order. All compensation and reimbursement of expenses allowed by the Bankruptcy Court shall be paid no later than ten (10) days after entry of the order allowing such fees and expenses.
         8.8 Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, the transactions contemplated by this Plan to occur on such day shall instead occur on the next succeeding Business Day.

         8.9 Minimum Distributions. If a distribution, other than to an electing Allowed Convenience Class creditor, is to be made to a given holder of an Allowed Claim or Equity Interest on the Initial Distribution Date or any Subsequent Distribution Date that would be $50 or less in the aggregate, notwithstanding any contrary provision of this Plan, no such distribution will be made to such holder unless a request therefor is made in writing to the Debtors. Any unclaimed distributions pursuant to this Section 8.9 will become Available Cash for distribution on the Final Distribution Date.

                                   ARTICLE IX.
              PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS
         9.1 No Distribution Pending Allowance. Except as otherwise provided by this Plan, no Cash or other property shall be distributed under this Plan on account of any Disputed Claim or portion thereof, unless and until such Disputed Claim becomes an Allowed Claim.
         9.2 Resolution of Disputed Claims. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as otherwise expressly provided for below, the Debtors, in coordination and consultation with the Committee, shall have the exclusive right (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims (which includes, without limitation, objections to Claims filed pursuant to Section
10.3 of the Plan) and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than ninety (90) days after the Effective Date; provided, however, that such ninety (90) day period may be automatically extended by the Debtors, without any further application to, or approval by, the Bankruptcy Court, for an additional thirty (30) days upon the consent of the Committee (not to be unreasonably withheld). The foregoing deadlines for filing objections to Claims shall not apply to Tort Claims and, accordingly, no such deadline shall be imposed by this Plan. Moreover, unless specifically allowed by Order of the Bankruptcy Court, all Tort Claims shall be deemed Disputed Claims. Notwithstanding the foregoing, the Committee shall also have the right to make and file objections to Claims filed against the Debtors, which objections shall be made in consultation with the Debtors and shall be made within the time frames provided for in this Section 9.2. From and after the Confirmation Date, subject to the Effective Date, all objections shall be litigated to a Final Order except to the extent the Debtors (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the Debtors not to be unreasonably withheld), as applicable, elects to withdraw any such objection or the Debtors (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the Debtors not to be unreasonably withheld), as applicable, and the claimant elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court. At its option, and subject to the consent of the Committee, the Debtors may make a single, lump sum payment of the settlement amount to the claimant. To the extent that an objection is filed by the Committee, at its option the Committee, upon the consent of the Debtors, may make a single, lump sum payment of the settlement amount to the claimant. The Debtors shall prepare, issue and deliver to the Committee, within 30 days following the end of each month, a report with respect to the status of the resolution of Disputed Claims, in a form to be agreed upon by the professionals for the Debtors and the Committee.
         9.3 Estimation. The Debtors or the Committee may, at any time, and in consultation with the Committee or the Debtors (as applicable), request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to such Claim. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Committee may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Confirmation Date, subject to the Effective Date, Claims which have been estimated subsequently may be compromised, settled, withdrawn or otherwise resolved without further order of the Bankruptcy Court as provided in Section
9.2 of this Plan.
         9.4 Reserve Accounts for Disputed Claims. On and after the Effective Date, the Debtors shall hold in the Disputed Claims Reserve, Cash in an aggregate amount sufficient to pay to each holder of a Disputed Claim the amount of Cash that such holder would have been entitled to receive under this Plan if such Claim had been an Allowed Claim on the Effective Date. Cash withheld and reserved for payments to holders of Disputed Claims shall be held and deposited by the Debtors in one or more segregated interest-bearing reserve accounts, as determined by the Plan Proponents, to be used to satisfy such Claims if and when such Disputed Claims become Allowed Claims.
         9.5 Investment of Disputed Claims Reserve. The Plan Proponents shall be permitted, from time to time, in their discretion to invest all or a portion of the Cash in the Disputed Claims Reserve in United States Treasury Bills, interest-bearing certificates of deposit, tax exempt securities or investments permitted by section 345 of the Bankruptcy Code or otherwise authorized by the Bankruptcy Court, using prudent efforts to enhance the rates of interest earned on such Cash without inordinate credit risk or interest rate risk. All interest earned on such Cash shall be held in the Disputed Claims Reserve and, after satisfaction of any expenses incurred in connection with the maintenance of the Disputed Claims Reserve, including taxes payable on such interest income, if any, shall be transferred out of the Disputed Claims Reserve and, in the discretion of the Debtors (in consultation with the

Committee), be used to satisfy the costs of administering and fully consummating this Plan or become Available Cash for distribution in accordance with this Plan.
         9.6 Allowance of Disputed Claims. If, on or after the Initial Distribution Date, any Disputed Claim becomes an Allowed Claim, the Debtors shall, on the fifteenth (15th) Business Day of the first month following the month in which the Disputed Claim becomes an Allowed Claim, distribute from the Disputed Claims Reserve to the holder of such Allowed Claim the amount of Cash that such holder would have been entitled to receive under this Plan if such Claim had been an Allowed Claim on the Initial Distribution Date.
         9.7 Release of Funds from Disputed Claims Reserve or Liquidation Reserve. If at any time or from time to time after the Effective Date, there shall be Cash in the Disputed Claims Reserve in an amount in excess of the Debtors' maximum remaining payment obligations to the then existing holders of Disputed Claims against the Debtors under this Plan, such excess funds shall become available to the Debtors and shall, in the discretion of the Debtors (with the consent of the Committee), be deposited in the Liquidation Reserve or become Available Cash for distribution in accordance with this Plan. Excess Cash in the Liquidation Reserve shall become Available Cash for distribution in accordance with this Plan as and when jointly agreed upon by the Plan Proponents.

                                   ARTICLE X.
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
         10.1 Executory Contracts and Unexpired Leases. On the Effective Date, all executory contracts and unexpired leases that exist between the Debtors and any person shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease (i) which has been assumed or rejected pursuant to an Order of the Bankruptcy Court entered prior to the Effective Date, or (ii) as to which a motion for approval of the assumption or rejection of such contract or lease has been filed and served prior to the Effective Date.
         10.2 Approval of Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 10.1 of this Plan.
         10.3 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to This Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to
Section 10.1 of this Plan must be filed with the Bankruptcy Court no later than thirty (30) days after the entry of the Confirmation Order. Any Claims not filed within such applicable time period will be forever barred from assertion against the Debtors, the Debtors in Possession and/or their Estates.
     10.4 Retiree Benefits. The Debtors have never funded nor maintained any retiree benefit plans, funds or programs, as defined in section 1114 of the Bankruptcy

Code, for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise). Any such retiree benefit plans established by the Debtors prior to the Commencement Date were discretionary and never funded, and, accordingly, no such payments will be, or are required to be, made pursuant to section 1129(a)(13) of the Bankruptcy Code.

                                   ARTICLE XI.
                           EFFECTIVENESS OF THIS PLAN
     11.1 Conditions to the Effective Date. The following are conditions precedent to the Effective Date of this Plan:
     (a) The Bankruptcy Court shall have entered an order confirming this Plan in form and substance satisfactory to the Plan Proponents;
     (b) No stay of the Confirmation Order shall then be in effect;
     (c) All documents, instruments and agreements, in form and substance satisfactory to the Plan Proponents, provided for under or necessary to implement this Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefitted thereby; and
     (d) Either (i) all real and personal property of the Debtors shall have been liquidated into Cash or otherwise disposed of by the Debtors, or (ii) there shall exist sufficient Available Cash to satisfy all Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims.
     11.2 Waiver of Conditions. The Plan Proponents may waive the conditions to effectiveness of this Plan set forth in Section 11.1(c) of this Plan.
                                  ARTICLE XII.
                             EFFECT OF CONFIRMATION
         12.1 Release of Assets. Until the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to the Debtors, their assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Article XIII of this Plan, and the Debtors shall perform and wind up their affairs as provided in this Plan.
         12.2 Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of this Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.
         12.3 Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Final Distribution Date.

         12.4 Rights of Action. On and after the Effective Date, the Debtors and the Committee will jointly retain and have the exclusive right to enforce any and all present or future rights, claims or causes of action against any person and rights of the Debtors that arose before or after the Commencement Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code. To the extent that the Plan Proponents jointly agree, the Debtors and the Committee may pursue, abandon, settle or release any or all such rights of action, as they deem appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Debtors may, in their discretion (with the consent of the Committee not to be unreasonably withheld), offset any such claim held against a person against any payment due such person under this Plan.
         12.5 Injunction. On and after the Confirmation Date, subject to the Effective Date, all persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any claim, debt, right or cause of action of the Debtors for which the Debtors and the Committee retain sole and exclusive authority to pursue in accordance with Section 12.4 of this Plan.

                                  ARTICLE XIII.
                            RETENTION OF JURISDICTION
         13.1 Jurisdiction of Bankruptcy Court. The Bankruptcy Court shall retain exclusive jurisdiction with respect to all matters arising under, arising out of, or related to, the Chapter 11 Cases and this Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:
     (a) To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases, and the allowance of any Claims resulting therefrom;
     (b) To determine any and all pending adversary proceedings, applications, and contested matters;
     (c) To hear and determine any objection to any Claims; (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;
     (e) To issue such orders in aid of execution of this Plan to the extent authorized by section 1142 of the Bankruptcy Code;
     (f) To consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

     (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;
     (h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan;
     (i) To recover all assets of the Debtors and property of the Estates, wherever located;
     (j) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Commencement Date through, and including, the Final Distribution Date);
     (k) To hear any other matter consistent with the provisions of the Bankruptcy Code; and
     (l) To enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIV.
                            MISCELLANEOUS PROVISIONS
         14.1 Deletion of Classes and Subclasses. Any Class of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the confirmation hearing shall be deemed deleted from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class or subclass under section 1129(a)(8) of the Bankruptcy Code.
         14.2 Addition of Classes and Subclasses. In the event that Class 2 (Secured Claims) would contain as elements thereof two or more Secured Claims collateralized by different properties or interests in property or collateralized by liens against the same property or interest in property having different priority, such Claims shall be divided into separate subclasses of Class 2 (Secured Claims).
         14.3 Post-Effective Date Committee; Dissolution of the Committee. Until the Final Distribution Date, the Committee shall continue in existence; provided, however, that as of the Effective Date, the Committee shall be reconstituted and shall be comprised of three (3) members of the Committee prior to the Effective Date. The Committee members who are no longer members of the Committee as of the Effective Date shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases of the Debtors. In the event of the death or resignation of any member of the Committee after the Effective Date, the remaining members of the Committee shall have the right to designate a successor from among the holders of Allowed Class 5 General Unsecured Claims. If a Committee member assigns its Claim or releases the Debtors from payment of the balance of its Claim, such act shall constitute a resignation from the Committee. Until a vacancy on the Committee is filled, the Committee shall function in its reduced number. The individual members of the Committee shall serve without compensation, except that they shall be entitled to reimbursement of reasonable expenses by the Debtors pursuant to the procedures set forth in Section 14.8 of this Plan. On the Final Distribution Date and following all payments being made to holders of Allowed Class 5 General Unsecured Claims under this Plan, the Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases of the Debtors, and the retention or employment of the Committee's attorneys, accountants, and other agents, shall terminate.
         14.4 Effectuating Documents and Further Transactions. The Chief Administrative Officer, or if such person is unable or unwilling to do so, any other authorized officer of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions on behalf of the Debtors as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, without any further action by or approval of the Board of Directors of the Debtors.
         14.5 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by this Plan, including real and personal property, shall not be subject to any stamp, real estate transfer, mortgage recording sales, use or other similar tax.

         14.6 Exculpation. Neither the Plan Proponents, nor any of their respective members, officers, directors, employees, attorneys, advisors or agents, including but not limited to the Indenture Trustee, who were members, officers, directors, employees, attorneys, advisors or agents, as the case may be, during the Chapter 11 Cases shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of this Plan, transactions or relationship with the Debtors (either prior to or after the Commencement Date), the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan except for willful misconduct or gross negligence, and, in all respects, the Plan Proponents and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities during the Chapter 11 Cases and under this Plan. The exculpation of the members of the Committee shall relate solely to each Committee member's role as a member of the Committee and not to such Committee member's individual dealings with the Debtors.
         14.7 Request for Expedited Determination of Taxes. The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through, and including, the Final Distribution Date.

         14.8 Post-Confirmation Date Fees and Expenses of Professionals. After the Confirmation Date, the Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of the professional persons employed by the Debtors and the Committee in connection with the implementation and consummation of this Plan, the claims reconciliation process and any other matters as to which such professionals may be engaged. The fees and expenses of such professionals shall be paid within fifteen (15) Business Days after submission of a detailed invoice therefor to the Debtors and the Committee. If the Debtors or the Committee disputes the reasonableness of any such invoice, the Debtors, the Committee or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such fees and expenses shall be paid as provided for herein.
         14.9 Payment of Statutory Fees. All fees payable pursuant to Chapter 123 of title 28, United States Code, as determined by the Bankruptcy Court on the Confirmation Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall constitute Administrative Expense Claims and be paid in accordance with Section 3.1 of this Plan.
         14.10 Post-Confirmation Date Reporting. The Debtors shall file quarterly reports detailing the Debtors' assets and liabilities, including the aggregate amount of Claims and the aggregate amount of Allowed Claims outstanding per quarter.

         14.11 Modification of Plan. The Plan Proponents reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Plan Proponents may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. A holder of an Allowed Claim or Equity Interest that is deemed to have accepted this Plan shall be deemed to have accepted this Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.
         14.12 Withdrawal or Revocation. The Plan Proponents may withdraw or revoke this Plan at any time prior to the Confirmation Date. If the Plan Proponents revoke or withdraw this Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then this Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.
         14.13 Courts of Competent Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of this Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.
         14.14 Notices. Any notices to or requests of the Plan Proponents by parties in interest under or in connection with this Plan shall be in writing and served either by (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:
                           PHAR-MOR, INC.
                           20 Federal Plaza West
                           Suite 300
                           Youngstown, Ohio 44503
                           Attn:    John R. Ficarro, Esq.

                           with copies to:

                           NADLER NADLER & BURDMAN CO., LPA
                           20 Federal Plaza West, Suite 600
                           Youngstown, Ohio 44503
                           Telephone: 330-744-0247
                           Attn:    Michael A. Gallo, Esq.
                                    Timothy M. Reardon, Esq.

                           - and -

                           MORRISON & FOERSTER LLP
                           1290 Avenue of the Americas
                           New York, New York 10104-0050
                           Telephone: 212-468-8000
                           Attn:    Mark B. Joachim, Esq.

                           - and -

                           OTTERBOURG, STEINDLER, HOUSTON
                           & ROSEN, P.C.
                           230 Park Avenue
                           New York, New York 10169-0075
                           Telephone: 212-661-9100
                           Attn:    Brett H. Miller, Esq.

                           - and -

                           BROUSE MCDOWELL
                           1000 Lakeside Avenue
                           Suite 1600
                           Cleveland, Ohio 44114
                           Attn:    Joseph F. Hutchinson, Jr., Esq.

         14.15 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of this Plan is invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Plan Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
     14.16 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of law thereof.
         14.17 Headings. Headings are used in this Plan for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.
         14.18 Exhibits. All Exhibits and Schedules to this Plan are incorporated into and are a part of this Plan as if set forth in full herein.
Dated: January 23, 2003
                                      PHAR-MOR, INC.

                                      By:
                                      Name:   John R. Ficarro
                                      Title:  Chief Administrative Officer


                                       PHAR-MOR, INC. LLC

                                       By:
                                       Name:  John R. Ficarro
                                       Title: Chief Administrative Officer


                                       PHAR-MOR OF DELAWARE, INC.

                                       By:
                                       Name:  John R. Ficarro
                                       Title: Chief Administrative Officer


                                       PHAR-MOR OF FLORIDA, INC.


                                       By:
                                       Name:  John R. Ficarro
                                       Title: Chief Administrative Officer

                                         PHAR-MOR OF OHIO, INC.


                                         By:
                                         Name:  John R. Ficarro
                                         Title: Chief Administrative Officer


                                         PHAR-MOR OF VIRGINIA, INC.


                                         By:
                                         Name:  John R. Ficarro
                                         Title: Chief Administrative Officer


                                        PHAR-MOR OF WISCONSIN, INC.


                                        By:
                                        Name:  John R. Ficarro
                                        Title: Chief Administrative Officer

                                        PHARMHOUSE CORP.


                                        By:
                                        Name:  John R. Ficarro
                                        Title: Chief Administrative Officer

                                        RX REALTY CORP.


                                        By:
                                        Name:  John R. Ficarro
                                        Title: Chief Administrative Officer

                                                     and

                                          THE OFFICIAL COMMITTEE OF
                                          UNSECURED CREDITORS


                                          By:
                                          BRETT H. MILLER, ESQ.
                                          OTTERBOURG, STEINDLER, HOUSTON
                                            & ROSEN, P.C.
                                          230 Park Avenue
                                          New York, New York 10169
                                          (212) 661-9100
                                          Co-Counsel to the Official Committee
                                          of Unsecured Creditors

                                                        and

                                          JOSEPH F. HUTCHINSON, JR. ESQ,
                                          MARC B. MERKLIN, ESQ.
                                          BROUSE MCDOWELL
                                          1001 Lakeside Avenue
                                          Cleveland, Ohio 44114
                                          (216) 830-6830
                                          Co-Counsel to the Official Committee
                                          of Unsecured Creditors

     MAG:pp   2/7/03   C:\My   Documents\PHARMOR    2\PLAN-DISCLOSURE\Plan    of
Reorganization-FIRST AMENDED-1_23_03.wpd